INFINITY PROPERTY AND CASUALTY CORPORATION 10-K

EXHIBIT 3.2
EXHIBIT 3.2 - AMENDED AND RESTATED REGULATIONS

REGULATIONS
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OF
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INFINITY PROPERTY AND CASUALTY CORPORATION (THE "CORPORATION")
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AMENDED AND RESTATED AS OF FEBRUARY 22, 2017

ARTICLE I
SHAREHOLDERS
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Section 1. ANNUAL MEETINGS. The annual meeting of the Shareholders of this Corporation, for the election of the Board of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held on the date and at the time and place, if any, designated by the Board of Directors or, if the Board of Directors shall so determine, designated by the Chairman of the Board or the President. These Regulations expressly authorize the Board of Directors to determine that the annual meeting of the Shareholders, as well as any special meeting of the Shareholders, shall not be held at any physical place but instead shall be held solely by means of communications equipment as authorized by Ohio Revised Code sec. 1701.40(C). If the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

Section 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be held on any business day when called by the Chairman of the Board, the
President, a majority of Directors or persons holding shares entitled to exercise fifty percent (50%) of all voting power of the Corporation.

Section 3. PLACE OF MEETINGS. Any meeting of Shareholders may be held at such place, if any, within or without the State of Ohio as may be designated in the notice of said meeting.

Section 4. NOTICE OF MEETING AND WAIVER OF NOTICE

4.1 NOTICE. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given to the Shareholders by mail, overnight delivery service or any other means of communications authorized by the Shareholder to whom notice is sent pursuant to Ohio Revised Code sec. 1701.41 at the Shareholders' respective addresses as they appear on the records of the Corporation. Notice shall be deemed to have been given on the day mailed or delivered to the overnight delivery service provider or on the day such other means of authorized communication is given or made. If any meeting is adjourned to another time or place, if any, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

4.2 NOTICE TO JOINT OWNERS; SHAREHOLDERS WITH SAME ADDRESS.
All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all the holders of such shares. Without limiting the manner by which notice

INFINITY PROPERTY AND CASUALTY CORPORATION 10-K

otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Corporation shall, to the extent permitted by applicable law, be effective if given by a single written notice to Shareholders who share an address if consented to by the Shareholders at that address to whom such notice is given. Any such consent shall be revocable by a Shareholder by written notice to the Corporation. Any Shareholder sharing an address who or that fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

4.3 WAIVER. Notice of any meeting may be waived in writing by any Shareholder either before or after any meeting, or by attendance at such meeting, in person or by proxy, without protest to its commencement.

Section 5. SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. If a record date shall not be fixed, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting.

Section 6. QUORUM. The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person, by proxy or by use of communications equipment, shall constitute a quorum for any meeting. The Shareholders present in person or by proxy or by use of communications equipment, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

Section 7. VOTING. Except as provided by statute or in the Corporation's Articles of Incorporation (as amended or restated from time to time, the "Articles"), every Shareholder entitled to vote shall be entitled to cast one (1) vote on each proposal submitted to the meeting for each share held of record on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all business which may properly come before the meeting in accordance with these Regulations shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles or these Regulations; provided, however, that no action required by law, the Articles or these Regulations to be authorized or taken by the holders of a designated proportion of the shares or voting power of the Corporation may be authorized or taken by a lesser proportion.

Section 8. ORGANIZATION OF MEETINGS.
8.1 PRESIDING OFFICER. The Chairman of the Board, or in his absence, the President, or the person designated by the Board of Directors, shall call all meetings of the Shareholders to order and shall act as Chairman thereof. The Chairman of any Shareholders' meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the Shareholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the Shareholders will vote at the meeting shall be announced at the meeting.

The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one Shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Regulations to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 8.1 and in Section 9 of this Article I. The Chairman of any Shareholders' meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 8.1 and in Section 9 of this Article I and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

INFINITY PROPERTY AND CASUALTY CORPORATION 10-K

8.2 MINUTES. The Secretary of the Corporation, or in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

Section 9. NOTICE OF SHAREHOLDER BUSINESS. At an annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a Shareholder, or (d) properly brought before a special meeting by a Shareholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by Shareholders. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than one hundred twenty (120) calendar days in advance of the date that the Corporation's proxy statement was released to Shareholders in connection with the previous year's annual meeting of Shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the Shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (d) any material interest of the Shareholder in such business. If the Shareholder desires to make a nomination for the office of Director, the notice shall also set forth (a) the name and residence of each such nominee; and (b) the consent of such nominee to serve as Director if so elected.

Section 10. PROXIES. A person who is entitled to attend a Shareholders' meeting, to vote thereat or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, which may be transmitted physically or by telegram, cablegram, electronic mail or by any other electronic or other transmission capable of authentication.

Section 11. LIST OF SHAREHOLDERS. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting, shall be produced on the request of any Shareholder. If the meeting of Shareholders is to be held solely or in part by means of communications equipment, the Corporation shall make the list of Shareholders open to examination by any Shareholder or proxyholder during the whole time of the meeting on a reasonably accessible electronic network. The Directors are expressly authorized to adopt guidelines and procedures to permit the Corporation to verify that any person accessing the list is a Shareholder of the Corporation or a proxyholder for a Shareholder of the Corporation.

ARTICLE II
DIRECTORS
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Section 1. GENERAL POWERS. The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

2.1 NUMBER. The number of Directors, which shall not be less than two (2), may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is

INFINITY PROPERTY AND CASUALTY CORPORATION 10-K

present by a majority of the votes cast at the meeting. In addition, the number of Directors may be fixed or changed by action of the Directors at any meeting at which a quorum is present by a majority vote of the Directors present at the meeting. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

2.2 QUALIFICATIONS. Directors need not be Shareholders of the Corporation.

2.3 ELECTION OF DIRECTORS. The election of Directors at all meetings of the Shareholders at which Directors are to be elected shall be by ballot, and a majority of the votes cast at any meeting for the election of Directors at which a quorum is present shall elect Directors. For purposes of this Article 2.3, a majority of votes cast shall mean that the number of shares voted “for” a Director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that Director’s election. Votes cast shall include direction to withhold authority in each case and shall exclude “abstentions” and “broker non-votes” with respect to that Director’s election. Notwithstanding the foregoing, if the number of nominees exceeds the number of Directors to be elected or if cumulative voting is in effect, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. If a Director is not elected by a majority of votes cast, such Director shall offer to tender his or her resignation to the Board of Directors. The Board of Directors will, within ninety (90) days following certification of the election results, decide whether to accept or reject such Director’s resignation and publicly disclose its decision and the rationale for such decision. A Director who tenders his or her resignation pursuant to this Article 2.3 shall not participate in the Board of Directors’ decision regarding whether to accept such resignation.

Section 3. TERM OF OFFICE OF DIRECTORS.

3.1 TERM. Except as otherwise provided in the Articles, each Director shall hold office until the date of the annual meeting of the Shareholders held three (3) years after the date the Director is elected and until his successor has been elected or until his earlier resignation, removal from office or death. Directors shall only be subject to removal as provided in the Articles or by other lawful procedures.

3.2 RESIGNATION. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified in the resignation.

3.3 VACANCIES AND NEWLY CREATED DIRECTOR'S OFFICES. Subject to the rights of the holders of any series of Preferred Stock of the Corporation, in the event of any vacancies or newly created director's office or offices in the Board of Directors for any reason, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4. MEETINGS OF DIRECTORS.

4.1 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places, if any, as may be fixed by the Directors.

4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President or any two Directors.

4.3 PLACE OF MEETING. Any meeting of Directors may be held at such place, if any, within or without the State of Ohio as may be designated in the notice of said meeting.

4.4 NOTICE OF MEETING AND WAIVER OF NOTICE. Notice of the time and place of any regular or special meeting of the Board of Directors shall be given to each Director by personal delivery, or by mail, telegram, cablegram, overnight delivery service or any other means of communication authorized by a Director at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting.

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Section 5. QUORUM AND VOTING. At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office shall constitute a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions, and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles or these Regulations.

Section 6. COMMITTEES.

6.1 APPOINTMENT. The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees power to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

6.2 EXECUTIVE COMMITTEE. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law.

6.3 COMMITTEE ACTION. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

Section 7. ACTION OF DIRECTORS WITHOUT A MEETING. Any action which may be taken at a meeting of Directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the Directors or all of the members of the particular committee, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 8. COMPENSATION OF DIRECTORS. The Board of Directors may allow compensation to Directors for performance of their duties and for attendance at meetings or for any special services, may allow compensation to members of any committee and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

Section 9. RELATIONSHIP WITH CORPORATION. Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of its Directors, or between or affects the Corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest or for the reason that one or more interested Directors participate in or vote at the meeting of the Directors or committee thereof that authorizes such contract, action or transaction, if, in any such case, any of the following apply:

9.1 the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum;

9.2 the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract, action or

INFINITY PROPERTY AND CASUALTY CORPORATION 10-K

transaction is specifically approved at a meeting of the Shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

9.3 the contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof or the Shareholders.

Section 10. ATTENDANCE AT MEETINGS OF PERSONS WHO ARE NOT DIRECTORS.
Unless waived by the Chairman, any Director who desires the presence at any regular or special meeting of the Board of Directors of a person who is not a Director, shall so notify all other Directors, not less than twenty-four (24) hours before such meeting, request the presence of such person and state the reason in writing. Such person will not be permitted to attend the Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

ARTICLE III
OFFICERS

Section 1. GENERAL PROVISIONS. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary or appropriate. The Chairman of the Board, if any, shall be a Director, but none of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2. POWERS AND DUTIES. All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. The Chief Executive Officer shall also serve either as Chairman of the Board or President and shall have plenary power over the business and activities of the Corporation and over its officers and employees, subject, however, to the control of the Board of Directors and any limitations thereon contained in these Regulations. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the powers or duties of such officer, or any of them may be delegated to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

Section 3. TERM OF OFFICE AND REMOVAL.

3.1 TERM. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors.

3.2 REMOVAL. The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of Directors in office.

Section 4. COMPENSATION OF OFFICERS. The Directors shall establish the compensation of officers and employees or may, to the extent not prohibited by law, delegate such authority to a committee of Directors, the President or a Chief Executive Officer, as they determine.

INFINITY PROPERTY AND CASUALTY CORPORATION 10-K

ARTICLE IV
INDEMNIFICATION

Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of the Directors or an executive officer of the Corporation as a director, officer, partner, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys' fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), rules or orders of the Securities and Exchange Commission or other federal or state acts, rules or regulations) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators. Except as provided in Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or prosecuting any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article IV upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. NONEXCLUSIVITY AND SURVIVAL OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may

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have or hereafter acquire under any statute, provisions of the Articles, these Regulations, agreement, vote of Shareholders or disinterested Directors or otherwise.

Notwithstanding any amendment to or repeal of this Article IV, or of any of the procedures established by the Board of Directors pursuant to Section 6, any indemnitee shall be entitled to indemnification and to advancement of expenses in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article IV shall, notwithstanding any amendment to or repeal of this Article IV, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article IV (or the estate or personal representative of such person) for a period of six years after the date such person's service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. INSURANCE, CONTRACTS, AND FUNDING. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Ohio. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article IV and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IV.

Section 5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6. PROCEDURES FOR THE SUBMISSION OF CLAIMS. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article IV, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Regulations and shall be deemed for all purposes to be a part hereof.

ARTICLE V
AMENDMENTS
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These Regulations may be amended, restated or modified by the affirmative vote or the written consent of the Shareholders entitled to exercise a majority of the voting power on such proposal; provided, however, that Article II, Section 2 and Section 3, Article IV and this Article V may only be amended, restated or modified, whether directly or by means of merger or consolidation, if the amendment, restatement or modification is approved by the holders of a majority of "disinterested shares" (determined as specified in Ohio Revised Code sec. 1704.01(C)(9)) then entitled to vote generally on an amendment of these Regulations, voting as a single class. If an amendment, restatement or modification is adopted by written consent the Secretary shall mail a copy of such amendment, restatement or modification to each Shareholder who would be entitled to vote thereon and did not participate in the adoption thereof. These Regulations may also be amended, restated or modified, without a vote of the Shareholders, by the affirmative vote of a majority of the Directors to the extent permitted by Ohio law at the time of such amendment, restatement or modification.